Exhibit 99.1

Amedisys Closes on Acquisition of Compassionate Care Hospice

Company Becomes Third Largest Hospice Provider in America

Announces Expanded $725 million Senior Secured Credit Facility

BATON ROUGE, La., February 4, 2019 – Amedisys, Inc. (the “Company” or “Amedisys”) (NASDAQ: AMED), America’s leading independent home health, hospice and personal care company, has closed on its acquisition of Compassionate Care Hospice, a hospice provider headquartered in Parsippany, New Jersey, with 2,300 employees and 53 locations nationwide.

Under the terms of the agreement, Amedisys acquired 100 percent of the ownership interests in Compassionate Care Hospice for a fixed price of $340 million, which is inclusive of $50 million in payments related to a tax asset and working capital.

“I am excited to welcome the employees of Compassionate Care Hospice to the Amedisys family,” stated CEO and President Paul Kusserow. “This acquisition allows us to substantially expand our hospice footprint, care for more patients, and together continue to provide best-in-class care to all patients we serve. We look forward to immediately beginning integration of our operations and services and will update everyone on our 2019 outlook for the business during our upcoming earnings call.”

As disclosed in the Company’s October 10, 2018 press release announcing the acquisition, Compassionate Care Hospice generates approximately $188 million in annual revenues, with an adjusted EBITDA of $27 million.

With this transaction, Amedisys now cares for more than 11,000 hospice patients daily in 33 states, operating 137 hospice care centers and making it the third largest hospice provider in America. In total, the Company now has 472 care centers in 38 states and the District of Columbia.

The Company also expanded its borrowing capacity by $175 million to $725 million, consisting of a $550 million revolving credit facility and a $175 million term loan. The initial pricing will represent an interest rate reduction of 25 basis points compared to pricing under the previous credit facility. Upon closing of the Compassionate Care Hospice acquisition, the Company will have approximately $350 million of liquidity available.

“I would like to thank our partners in our banking syndicate whose commitments and support will allow us to continue executing upon our inorganic growth strategy,” said CFO Scott Ginn. “We look forward to putting this additional capital to use in the coming year.”

The Company plans to utilize the proceeds from the upsized facility to fund the purchase of Compassionate Care Hospice and provide additional liquidity to capitalize on an active pipeline of acquisition opportunities. The lender syndicate of ten banks was led by Bank of America Merrill Lynch, as Administrative Agent and Joint Bookrunner, JPMorgan Chase Bank, N.A., as Co-Syndication Agent and Joint Bookrunner and Fifth Third Bank and Citizens Bank, N.A., as Joint Lead Arrangers.

Kantrow Spaht Weaver & Blitzer (APLC) served as legal counsel for Amedisys and Lowenstein Sandler LLP served as legal counsel for Compassionate Care Hospice for the purposes of this acquisition.

Media Contact:	Investor Contact:

Kendra Kimmons	Nick Muscato
Vice President of Marketing & Communications	Vice President of Strategic Finance
225-299-3708	615-928-5452
kendra.kimmons@amedisys.com	nick.muscato@amedisys.com

Non-GAAP Financial Measures

This press release includes a reconciliation of the most comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measure used in this press release, as defined under SEC rules, is as follows: adjusted EBITDA of Compassionate Care Hospice (“CCH”), defined as net income before provision for income taxes, net interest expense and depreciation and amortization, excluding certain items. Management believes that this non-GAAP financial measure, when reviewed in conjunction with GAAP financial measures, is a useful gauge of CCH’s historical performance. This non-GAAP financial measure should be considered in addition to, and not more meaningful than or as an alternative to GAAP financial measures. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expected effects of the Compassionate Care Hospice acquisition, the Company’s inorganic growth strategy, and the planned use of proceeds of the upsized credit facility. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: our ability to realize the anticipated benefits of the acquisition of Compassionate Care Hospice, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate, manage and keep our information systems secure, our ability to comply with requirements stipulated in our corporate integrity agreement and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 3,000 hospitals and 65,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With more than 21,000 employees in 472 care centers in 38 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 376,000 patients and clients in need every year. For more information about the Company, please visit: www.amedisys.com.

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Reconciliation of non-GAAP Measures:

For the Twelve Months Ended May 31, 2018 ($ thousands – unaudited)
Net income attributable to Compassionate Care Hospice	$21,265

Add:
Income tax expense	2,436
Interest expense, net	146
Depreciation and amortization	43
Certain items	3,052
Adjusted EBITDA[1] attributable to Compassionate Care Hospice	$26,942

1.	Adjusted EBITDA is defined as net income before provision for income taxes, net interest expense and depreciation and amortization, excluding certain items.